UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PROGRESS SOFTWARE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing Form or Schedule and the date of its filing.

	1)	Amounts Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

PROGRESS SOFTWARE CORPORATION

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

This supplement to the Proxy Statement (the "2020 Proxy Statement") for the 2020 Annual Meeting of Stockholders of Progress Software Corporation (the "Company," "we," "us" or "our") to be held on Thursday, May 14, 2020 is being furnished solely to correct the amounts of fees billed to us for services performed for the fiscal year ended November 30, 2019 by our independent registered public accounting firm, Deloitte & Touche LLP, as set forth on page (x) of the 2020 Proxy Statement under the heading "Auditors" and on pages 41 and 42 of the 2020 Proxy Statement under the heading "Independent Registered Public Accounting Firm Fees." The Audit Fees, Tax Fees, Audit-Related Fees and All Other Fees for 2019 under the table should have been reported as $2,117,145, $19,805, $673,700 and $0, respectively, instead of $1,971,553, $19,805, $392,700 and $0, respectively.

The table and accompanying text and footnotes appearing on pages (x), 41 and 42 of the Proxy Statement are restated below to include the corrected information:
Aggregate fees billed to us for services performed for the fiscal years ended November 30, 2019 and November 30, 2018 by our independent registered public accounting firm, Deloitte & Touche LLP, were as follows:

	2019 ($)	2018 ($)
Audit Fees (1)	2,117,145	1,961,844
Tax Fees (2)	19,805	64,858
Audit-Related Fees (3)	673,700	319,050
All Other Fees	__	__
__________

(1)
Represents fees billed for each of the last two fiscal years for professional services rendered for the audit of our annual financial statements included in Form 10-K and reviews of financial statements included in our interim filings on Form 10-Q, as well as statutory audit fees related to our wholly-owned foreign subsidiaries. In accordance with the policy on Audit Committee pre-approval, 100% of audit services provided by the independent registered public accounting firm are pre-approved.

(2)
Includes fees primarily for tax services. In accordance with the policy on Audit Committee pre-approval, 100% of tax services provided by the independent registered public accounting firm are pre-approved.

(3)
Represents, for 2019, fees billed for audit services in connection with the acquisition of Ipswitch, Inc. ("Ipswitch") and implementation review of our new financial systems platform, and for 2018, fees billed for audit services in connection with the implementation of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). In accordance with the policy on Audit Committee pre-approval, 100% of audit-related services provided by the independent registered public accounting firm are pre-approved.

March 31, 2020

1